EXHIBIT (a)(1)

TOTAL S.A.

AND

JPMORGAN CHASE BANK, N.A.

As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

Amended and Restated Deposit Agreement

Dated as of November 12, 2014

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of November 12, 2014, (the "Deposit Agreement") among TOTAL S.A., a société anonyme organized under the laws of The Republic of France, and its successors (herein called the “Company”), JPMORGAN CHASE BANK, N.A., as depositary hereunder (herein called the “Depositary”), and all holders from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company and The Bank of New York entered into a Deposit Agreement dated as of October 30, 1991, as amended and restated on September 30, 1993, as further amended and restated as of May 6, 1999, as further amended and restated as of June 21, 1999, as amended and restated as of August 7, 2003, and as further amended and restated as of March 4, 2008 (the "Old Deposit Agreement") for the purposes set forth therein, for the creation of American depositary shares representing Shares (as hereinafter defined) deposited thereunder and for the execution and delivery of American depositary receipts ("Old Receipts") evidencing the American depositary shares;

WHEREAS, pursuant to the terms of the Old Deposit Agreement, the Company and the Depositary wish to amend and restate the Old Deposit Agreement and the Old Receipts;

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited, and in specified circumstances, for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.

DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01.          American Depositary Shares.

The term “American Depositary Share” or “ADS” shall mean an undivided interest in the Deposited Securities equal to the number of Shares specified in Exhibit A to this Deposit Agreement (subject to appropriate proportional adjustment in the event of a stock split, reclassification or other similar event) and the corresponding interest in all other securities, property and cash received by the Depositary or the Custodian in respect of such Share at any time held hereunder, subject to adjustment as provided in Sections 4.03 and 4.09. Notwithstanding the foregoing, if at any time certain Deposited Securities have rights in respect of any distribution of cash, securities or other property or Shares which are different from the rights of other Deposited Securities by reason of date of issuance or otherwise, the Depositary shall identify such Deposited Securities separately, and, until such time as such different rights no longer exist, each American Depositary Share shall represent an undivided interest in the Deposited Securities equal to the number of Shares specified in Exhibit A to this Deposit Agreement (subject to appropriate proportional adjustment in the event of a stock split, reclassification or other similar event) of the Deposited Securities in respect of which such American Depositary Share was issued, and a corresponding interest in all other securities, property and cash received by the Depositary or the Custodian in respect of such Share at any time held hereunder, subject to adjustment as provided in Sections 4.03 and 4.09.

SECTION 1.02.          Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States of America or any successor governmental agency in the United States of America.

SECTION 1.03.          Company.

The term “Company” shall mean TOTAL S.A., a société anonyme organized under the laws of The Republic of France, and its successors.

SECTION 1.04.          Custodian.

The term “Custodian” shall mean any firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05 as agent of the Depositary for the purposes of this Deposit Agreement or as substitute or additional custodian or custodians hereunder, as the context shall require, and the term “Custodians” shall mean all of them, collectively.

SECTION 1.05.          Deliver; Deposit; Surrender; Transfer etc.

The terms “deliver”, “execute”, “issuer”, “register”, “surrender” or “transfer”, when used with respect to Direct Registration ADRs, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System, and, when used with respect to ADRs in physical certificated form, shall refer to the physical delivery, execution, issuance, registration, surrender, transfer or cancellation of certificates representing the ADRs.

SECTION 1.06.          Deposit Agreement.

The term “Deposit Agreement” shall mean this amended and restated agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.07.          Depositary; Transfer Office; ADR Department.

The term “Depositary” shall mean JPMorgan Chase Bank, N.A., and any successor as depositary hereunder.  The term “Transfer Office”, when used with respect to the Depositary, shall have the meaning specified in Section 5.01 of this Deposit Agreement. The term “ADR Department” shall mean the location within the Depositary (or its service provider) where voting instructions are or would be tabulated.

SECTION 1.08.          Direct Registration System.

The term “Direct Registration System” or “DRS” shall have the meaning specified in Section 2.10 of this Deposit Agreement.

SECTION 1.09.          Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.06.

SECTION 1.10.          Dollars.

The term “Dollar” or “Dollars” shall mean United States dollars or such other currency as is for the time being legal tender in the United States of America.

SECTION 1.11.          Euro.

The term "Euro" shall mean the common currency of the participating member countries in the European Monetary Union.

SECTION 1.12.          Owner.

The term “Owner” shall mean the person or persons in whose name or names a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.13.          Receipt.

The term “Receipt”, “American Depositary Receipt” or “ADR” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares, in substantially the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions as hereinafter provided in this Deposit Agreement. Receipts may be either in physical certificated form or Direct Registration ADRs (as hereinafter defined). Receipts in physical certificated form, and the terms and conditions governing the Direct Registration ADRs, shall be substantially in the form of Exhibit A annexed hereto (the "form of ADR"). The term "Direct Registration ADR" means an ADR, the ownership of which is recorded on the Direct Registration System. References to “Receipts” or "ADRs" shall include certificated ADRs and Direct Registration ADRs, unless the context otherwise requires. The form of ADR is hereby incorporated herein and made a part hereof; the provisions of the form of ADR shall be binding upon the parties hereto.

SECTION 1.14.          Registrar.

The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.15.          Restricted Receipt.

The term “Restricted Receipt” shall mean any Receipt evidencing American Depositary Shares representing the right to receive Restricted Securities issued pursuant to Section 4.04 hereunder in connection with the issuance of rights by the Company as set forth in such Section.  Any such Restricted Receipt shall be held by the owner thereof and legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

SECTION 1.16.          Restricted Securities.

The term “Restricted Securities” shall mean Shares, or Receipts evidencing the right to receive such Shares, which are “restricted securities” as defined in Rule 144 under the Securities Act of 1933 or which are subject to resale limitations under the Securities Act of 1933, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States or The Republic of France, the statuts of the Company or under any agreement.

SECTION 1.17.          Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.18.          Shares.

The term “Shares” shall mean shares of the Company, heretofore validly issued and outstanding and fully paid and non-assessable or hereafter validly issued and outstanding and fully paid and non-assessable.  References to Shares shall include evidence of rights to receive Shares as specified in Section 2.03 of this Deposit Agreement, whether or not stated in the particular instance; provided, however that in no event shall Shares include evidence of rights to receive Shares with respect to which the full purchase price has not been paid.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION
AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.01.          Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided, engraved or printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper, and shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary and if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.  No Receipt shall be entitled to any benefits under this Deposit Agreement, or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory of the Depositary has ceased to hold such office prior to the execution of such Receipts by the Registrar and their delivery or did not hold such office at the date of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall have been transferred on the books of the Depositary, as provided in Section 2.04, the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute Owner thereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of an ADR, unless such holder is the Owner thereof.

Notwithstanding anything in this Deposit Agreement or in the form of ADR to the contrary, ADSs shall be evidenced by Direct Registration ADRs, unless certificated ADRs are specifically requested by the Owner.

Owners shall be bound by the terms and conditions of this Deposit Agreement and of the form of ADR, regardless of whether their ADRs are Direct Registration ADRs or certificated ADRs.

SECTION 2.02.          Deposit of Shares.

All American Depositary Shares will represent Shares in bearer form unless the holder notifies the Depositary that it requests Shares in registered form.  The Depositary will carry out all necessary procedures so that at any given time, commencing as of December 14, 1992, the number of Shares representing American Depositary Shares that are entitled to double voting rights under French Company law and the statuts of the Company is equal to the equivalent number of American Depositary Shares that would be entitled to double voting rights in accordance with Section 4.08. For purposes of determining whether American Depositary Shares are entitled to double voting rights, upon a sale or other disposition of American Depositary Shares by an Owner, unless otherwise specified by such Owner, the Depositary shall presume that the most recently registered American Depositary Shares are being sold or otherwise disposed of by such Owner.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of the right to receive Shares may be deposited in favor of the Depositary by inscription in the name of the Depositary in a share account maintained by the Company or its agent in the case of Shares in registered form or in an account maintained by the Custodian in the case of Shares in bearer form, pursuant to appropriate instructions for transfer in a form satisfactory to the Company or its agent or the Custodian, as the case may be, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares so deposited.  The Company or its agent for registration and transfer of Shares in the case of Shares in registered form, or the Custodian in the case of Shares in bearer form, will, upon request by the Depositary, issue or cause to be issued written confirmations as to holdings of Shares, it being agreed and understood that such confirmations do not constitute documents of title. No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in The Republic of France, if any, which is then performing the function of the regulation of currency exchange.

If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company (or the appointed agent of the Company for transfer and registration of Shares) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian with respect to such Shares of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been registered may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

Copies of the instruments with respect to Deposited Securities shall be held in accordance with market practices by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

As long as the Depositary holds any Shares pursuant to this Deposit Agreement, the Depositary shall ensure that at least one Share held in the name of the Depositary is in registered form.

SECTION 2.03.          Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 of (a) Shares in a form satisfactory to the Custodian; (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or (c) in accordance with Section 2.09 of this Deposit Agreement, together with the other documents required as specified herein, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be represented thereby, together with any other information contained in any Delivery Order.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement (including, but not limited to the terms and conditions contained in Section 2.02), shall execute and deliver at its Transfer Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in such name or names and representing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt or Receipts, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the relevant portion of the Deposited Securities.

SECTION 2.04.           Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, including payment of the fees of the Depositary as provided in Section 5.09, shall register transfers on its transfer books from time to time of Receipts, upon surrender, by the Owner in person or by a duly authorized attorney, of any Receipt properly endorsed (in the case of Receipts in certificated form) or accompanied by proper instruments of transfer, and duly stamped, as may be required by the laws of the State of New York and of the United States of America.  Thereupon, the Depositary shall execute a new Receipt or Receipts representing the same aggregate number of American Depositary Shares as were evidenced by the Receipts surrendered and deliver the same to or upon the order of the person entitled thereto but only upon payment to the Depositary of the fees of the Depositary as provided in Section 5.09.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as were evidenced by the Receipt or Receipts surrendered.

The Depositary shall ensure that it has on hand at all times a sufficient supply of Receipts to meet the demands for transfer.

The Depositary, at its expense, may appoint one or more co-transfer agents approved by the Company, for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or holders of Receipts or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.05.          Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Transfer Office of the Depositary of (i) a certificated ADR in form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities for the cancellation of Receipts and subject to the terms and conditions of this Deposit Agreement, the Company's statuts and the Deposited Securities, the Owner of such ADR shall be entitled to the transfer of the Deposited Securities at, or to the extent in dematerialized form from, the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by such ADR, provided that the Depositary may deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities, including ADSs which were issued under Section 2.09 of this Deposit Agreement above but for which Shares may not have been received (until such ADSs are actually deposited, "Pre-released Shares") only if all the conditions in Section 2.09 above related to such Pre-Release are satisfied. At the request, risk and expense of the Owner, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Owner. The Depositary will not accept for surrender a Receipt representing fewer than one whole American Depositary Share or integral multiples thereof (subject to appropriate proportional adjustment in the event of a stock split, reclassification or other similar event).  Such transfer shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary requires, the owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be transferred to or upon the written order of any person designated in such order (a "Withdrawal Order").  Thereupon the Depositary shall, in its discretion, effect the transfer of, or direct one (or more) of the Custodians, subject to Sections 2.06, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to effect the transfer of, the amount of Deposited Securities evidenced by such Receipt. Directions from the Depositary to the Custodian to deliver Deposited Securities shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of the Owner, by cable, telex or facsimile transmission. Delivery of Deposited Securities may be made by the delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Owner or as ordered by such Owner in any Withdrawal Order) or by such other means as the Depositary may deem practicable, including, without limitation, by transfer of record ownership thereof to an account designated in the Withdrawal Order maintained either by the Company or an accredited intermediary, such as a bank, acting as a registrar for the Deposited Securities.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the Deposited Securities evidenced by such Receipt to the Depositary for delivery at the Transfer Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.06.          Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the issue, execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presenter of the Receipt or the depositor of the Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, Section 7.07.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended and the transfer of Receipts may be refused or the registration of transfer, split-up or combination of outstanding Receipts may be suspended, generally or in particular instances, during any period when the transfer books of the Depositary or any register for Deposited Securities are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason subject to Section 7.07 of this Deposit Agreement.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) any other circumstances specifically contemplated by Section IA(1) of the General Instructions to the Registration Statement on Form F-6, as amended from time to time, under the Securities Act of 1933.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares or rights required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or rights.  The Depositary will use its commercially reasonable best efforts to comply with written instructions from the Company requesting that the Depositary not accept for deposit hereunder any Shares or rights identified in such instructions in order to facilitate the Company's compliance with United States federal and state securities laws, the securities laws of the Republic of France, or any other jurisdiction.

SECTION 2.07.          Lost Receipts, etc.

In case any certificated Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Direct Registration ADR, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Owner thereof filing with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond, and satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.08.          Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be canceled by the Depositary.  The Depositary is authorized to destroy certificated Receipts so canceled in accordance with its customary practices.

SECTION 2.09.          Pre-Release of Receipts.

The Depositary may, notwithstanding Section 2.03 hereof, (i) execute and deliver Receipts prior to the receipt of shares pursuant to Section 2.02 and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release"). The Depositary may receive Receipts in lieu of Shares under (i) above (which ADSs will promptly be canceled by the Depositary upon receipt by the Depositary) and receive Shares in lieu of ADSs under (ii) above, in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the shares or Receipts to be remitted, as the case may be, (ii) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (iii) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (iv) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other marketable securities as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above); provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may change such limit for purposes of general application. The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release transactions with any one person on a case-by-case basis as the Depositary deems appropriate., provided that such limits do not result in Pre-Release transactions that exceed the limits set forth in this Deposit Agreement. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above, but not the earnings thereon, shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10.          Uncertificated American Depositary Shares; DTC Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a)       American Depositary Shares may be evidenced by certificated ADRs or Direct Registration ADRs.  The form of Receipt annexed as Exhibit A to this Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated ADRs.  Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated ADRs, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated ADRs.

(b)       Direct Registration ADRs shall be transferable as uncertificated registered securities under the laws of New York.

(c)       The Depositary shall have a duty to register a transfer, in the case of uncertificated ADRs, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (e)(ii) below). At the request of an Owner, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

(d)       Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(e)       (i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated ADRs upon acceptance thereof to DRS by The Depository Trust Company, or its successor (“DTC”). DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated ADRs, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of ADRs, to direct the Depositary to register a transfer of those ADRs to DTC or its nominee and to deliver those ADRs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

SECTION 3.01.          Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner may be required from time to time to file such proof of citizenship, residence, exchange control approval or such information relating to beneficial ownership of any securities, the registration of the Shares presented for deposit on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares), compliance with applicable law, regulations, provisions of or governing Deposited Securities and the terms of this Deposit Agreement and the form of ADR, or such other information as the Depositary may deem necessary or proper, and to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company reasonably may require by written request to the Depositary or any Custodian.  The Depositary may withhold the delivery or registration of transfer of any Receipt, the distribution of any dividend or other distribution or sale of rights or of the proceeds thereof, or the delivery of any Deposited Securities until such proof or other information is filed, such certificates are executed or such representations and warranties are made pertaining to such Receipt.   The Depositary shall provide the Company, at the Company's request and in a timely manner, with copies of any information or other material which it receives pursuant to this Section 3.01.

SECTION 3.02.          Liability of Owner for Taxes.

If any tax or other governmental charge (including any penalties and/or interest) shall become payable with respect to any Receipt or any Deposited Securities evidenced by any Receipt, or any distribution thereon, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary and by holding or having held an ADR the Owner and all prior Owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination of such Receipt or any withdrawal of Deposited Securities evidenced thereby until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities or may, after attempting by reasonable means to notify such Owner, sell for the account of the Owner thereof by public or private sale any part or all of the Deposited Securities evidenced by such Receipt, and may apply such deduction or the proceeds of any such sale to payment of such tax or other governmental charge, the Owner of such Receipt remaining liable for any deficiency, and the Depositary shall reduce the number of ADSs evidenced by such Owner’s ADRs to reflect any such sales of Shares.

Each Owner of an ADR or an interest therein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

SECTION 3.03.         Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement, including every person depositing Shares on behalf of an Owner of Shares, shall be deemed thereby to represent and warrant that (a) such Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid and non-assessable, and legally obtained by such person, and that the person making such deposit is duly authorized so to do, (b) all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised, and (c) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim. Every such person, including every person depositing Shares on behalf of an Owner of Shares, shall also be deemed to represent that such Shares are not Restricted Securities.  Such representations and warranties shall survive the deposit of such Shares and issuance of Receipts therefor.

ARTICLE 4.

THE DEPOSITED SECURITIES.

SECTION 4.01.        Cash Distributions.

Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, after any necessary conversion of such distribution into Dollars pursuant to Section 4.06 and after fixing a record date pursuant to Section 4.07, promptly distribute to the extent practicable the amount thus received to the Owners as of such record date in proportion to the number of American Depositary Shares held by them on an averaged or other practicable basis, subject to such distribution being impermissible or impracticable with respect to certain Owners; provided, however, that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of any amounts withheld or requested to be withheld by the Company, the Custodian or the Depositary from any such distribution on account of (i) taxes or other governmental charges or (ii) charges of the Depositary in the conversion of foreign currency into Dollars pursuant to Section 4.06 and any other charges of the Depositary pursuant to Section 5.09. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be withheld without liability and dealt with by the Depositary in accordance with its then current practices.  The Company or its agent will remit to the appropriate governmental agency in The Republic of France all amounts withheld and owing to such agency.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and either the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under any applicable tax treaties for the Owners of Receipts.

SECTION 4.02.        Distributions Other Than Cash or Shares.

Subject to the provisions of Sections 4.12 and 5.09, whenever the Depositary shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall to the extent practicable cause the securities or property received by it to be distributed to the Owners as of the record date fixed pursuant to Section 4.07 in proportion to the number of American Depositary Shares held by them in any manner that the Depositary, after prior consultation with the Company if practicable, may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among such Owners, or if for any other reason (including, but limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders) the Depositary reasonably deems such distribution not to be feasible, the Depositary may, after consultation with the Company if practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution (including, but not limited to, the public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to such Owners as in the case of a distribution received in cash.

SECTION 4.03.         Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, including pursuant to any program under which Owners may elect to receive cash or Shares, the Depositary may, upon prior consultation with and approval of the Company, and shall if the Company shall so request, distribute additional Receipts evidencing whole American Depositary Shares representing the amount of Shares received as such dividend or free distribution, and distribute to the Owners as of the record date fixed pursuant to Section 4.07, in proportion to the number of American Depositary Shares held by them as of such date, additional American Depositary Shares evidenced by one or more Receipts, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Shares and the issuance of Receipts evidencing American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.12 and the payment of fees of the Depositary as provided in Section 5.09.  In any case involving fractional American Depositary Shares, the Depositary shall sell the amount of shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01.  If additional American Depositary Shares are not so distributed or sold, each American Depositary Share shall thenceforth also represent the additional Shares distributed with respect to the Deposited Securities represented thereby.  Except as otherwise provided in this Section 4.03, the Company and the Depositary will not offer Shares to Owners unless a registration statement is in effect with respect to the securities represented by such Shares under the Securities Act of 1933, or the offer and sale of such Shares to Owners are exempt from registration under the provisions of such Act.  Nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement in respect of any Shares.

SECTION 4.04.         Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners, including the distribution of warrants or other instruments therefor in such form as it deems appropriate, or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners.  If, by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If, at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to certain Owners but not to other Owners, (i) the Depositary shall distribute to any Owner with respect to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate and (ii) in respect of Owners to whom the Depositary determines the distribution not to be lawful or feasible, the Depositary shall use reasonable efforts to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by such Owners and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners upon an averaged or other practical basis without regard to any distinctions among such Owners resulting from exchange restrictions, the date of delivery of any Receipt or otherwise. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or to any Owner in particular. If an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable in respect of American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) the Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares or other securities to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase such Shares or other securities, and the Company shall cause the Shares or other securities so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver to such Owner Restricted Receipts.

Except as otherwise provided in this Section 4.04, the Company and the Depositary will not offer rights to Owners unless a registration statement is in effect with respect to the securities represented by such rights under the Securities Act of 1933, or the offer and sale of such rights or securities to Owners are exempt from registration under the provisions of such Act.

Nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement in respect of any rights or the securities to be received upon exercise of such rights.

There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights.

SECTION 4.05.         Elective Distributions in Cash or Shares.

Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Owners. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Owners, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Owners. The Depositary shall make such elective distribution available to Owners only if (i) the Company shall have timely requested that the elective distribution is available to Owners, (ii) the Depositary shall have determined that such distribution is reasonably practicable (provided that the Depositary shall consult with the Company if practicable in case of any determination to the contrary) and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07 of this Deposit Agreement including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Company. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Owners, on the basis of the same determination as is made by the Company in respect of shareholders in France for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares. If the above conditions are satisfied, the Depositary shall establish a record date and establish procedures to enable Owners to elect the receipt of the proposed dividend in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. Nothing herein shall obligate the Depositary to make available to Owners a method to receive the elective dividend in Shares (rather than ADSs). There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

SECTION 4.06.         Conversion of Foreign Currency.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed, net of any expenses incurred by the Depositary in connection with the conversion of currency pursuant to this Section 4.06, to the Owners entitled thereto as of the record date fixed pursuant to Section 4.07 in accordance with Sections 4.01, 4.02, 4.03 and 4.04.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners resulting from exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem desirable, to the extent such approval or license is obtainable at a reasonable cost and within a reasonable time; provided, however, that the Company shall not be obligated to make any such filings.

If at any time the Depositary shall determine that in its judgment the conversion of any foreign currency received by the Depositary and/or the transfer and distribution of proceeds of such conversion received by the Depositary is not practical or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and/or distribution is denied, or not obtainable at a reasonable cost, within a reasonable period or otherwise sought, the Depositary shall, in its sole discretion but subject to applicable laws and regulations, either (i) distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to the Owners entitled to receive such foreign currency, or (ii) hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

SECTION 4.07.         Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes, at the Company's election, a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities or whenever required for purposes under Section 5.09 or elsewhere under the Deposit Agreement, the Depositary shall promptly fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company) after consultation with the Company if such date is to be different from the payment date established by the Company in respect of the Shares, for the determination of the Owners who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof or that shall otherwise be obligated to the Depositary in respect of matters under this Deposit Agreement, and shall give instructions for the exercise of voting rights at any such meeting, to give or withhold such consents, to receive such notice or solicitation or to otherwise take action or for fixing the date on or after which each American Depositary Share will represent the changed number of Shares, subject to the terms and conditions of this Deposit Agreement.

SECTION 4.08.         Voting of Shares.

Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, send to the Owners (a) such information as is contained in the notice of such meeting and any solicitation material sent by the Company to the Depositary pursuant to Section 5.06, (b) a statement that the Owners of Receipts as of the close of business on a record date established by the Depositary pursuant to Section 4.07 herein will be entitled, subject to any applicable provisions of French law, the statuts of the Company and the Deposited Securities (which provisions, if any, including any applicable provisions relating to double voting rights, shall be summarized in writing by the Company and then summarized in pertinent part in such statement), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Owner's American Depositary Shares, (c) summaries prepared by the Company in English of any materials or other documents provided by the Company for the purpose of enabling such owner to exercise such voting rights and (d) a statement as to the manner in which such instructions may be given to the Depositary (including, without limitation, any blocking requirements), including a statement as to the manner in which Shares with respect to which the Depositary does not receive properly completed voting instructions or receives a blank proxy will be voted, and setting forth the date established by the Depositary for the receipt of such instructions (the “Receipt Date”).

In accordance with French Company law and the statuts of the Company, effective December 14, 1994, Shares that have been registered in the name of the same holder for at least two years will be entitled to double voting rights.  Similarly, effective December 14, 1994, American Depositary Shares that have been held by the same Owner for two years or more and representing Shares held in registered form for two years or more will be entitled to double voting rights.  No other American Depositary Shares will be entitled to double voting rights.  Therefore, in order to be eligible for double voting rights, each holder of American Depositary Shares must (i) request that the Depositary hold Shares in registered form as provided in Section 2.02 and (ii) hold Receipts in registered form (i.e., registered in the name of such holder in the books of the Depositary). Voting rights may be exercised only in respect of one whole American Depositary Share or integral multiples thereof (subject to appropriate proportional adjustment in the event of a stock split, reclassification or other similar event).

Upon actual receipt by the ADR Department of the Depositary of properly completed voting instructions, of an Owner on such record date in the manner and on or before the time established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under any applicable provisions of French law, the statuts of the Company and the Deposited Securities, to vote or cause to be voted the Deposited Securities in accordance with such instructions.  The Depositary shall not itself exercise any voting discretion in respect of any Deposited Securities. If the Depositary timely receives a signed voting instruction card from an Owner which fails to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Owner's ADSs on one or more matters at a meeting, to the extent not prohibited by applicable law, rule or regulation, such voting instruction card shall constitute a procuration en blanc and shall be counted as a vote in favor of resolutions approved by the Board of Directors. Deposited Securities represented by ADSs for which an executed voting instruction card was not timely received by the Depositary shall not be voted.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Receipt Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

The Depositary will take no action to impair the ability of the Custodian to vote the number of Shares (including the Shares held by the Depositary in registered form which may be entitled to double voting rights) necessary to carry out the instructions of all Owners under this Deposit Agreement.

Notwithstanding anything in this Deposit Agreement to the contrary, the Depositary and the Company may modify or amend the above voting procedures or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with French or United States law or the Company’s By-Laws.

Notwithstanding anything contained in this Deposit Agreement or any ADR, at the Company's written instruction, the Depositary will in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Voting instructions will not be deemed received until such time as the ADR Department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A., as Depositary, prior to such time.

SECTION 4.09.         Changes Affecting Deposited Securities.

Subject to Sections 2.06 and 3.02 of this Deposit Agreement, the Depositary may, in its discretion, and shall if requested by the Company, amend the form of ADR or distribute additional or amended ADRs (with or without calling the ADRs for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any share distribution or distribution of other securities or property not distributed to Owners or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend the form of ADR or make a distribution to Owners to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by the ADRs shall automatically represent its pro rata interest in the Deposited Securities as then constituted. Promptly upon the occurrence of any of the aforementioned changes affecting Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company's expense, to Owners in accordance with the provisions hereof. Upon receipt of such instruction, the Depositary shall give notice to the Owners in accordance with the terms hereof, as soon as reasonably practicable

SECTION 4.10.         Reports.

The Depositary shall make available for inspection by Owners at its Transfer Office any reports and written communications, including any proxy solicitation material, received from the Company which are both (a) received by the Custodian or its nominee as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to the owners copies of such reports and communications (or English translations or summaries thereof) when furnished by the Company pursuant to Section 5.06. Any such reports and communications, including any such proxy solicitation material, furnished to the Depositary by the Company will be furnished in French, unless the Company determines in its discretion to furnish such materials or any of them in English. The Depositary shall have no obligation to translate any documents provided by, for or on behalf of the Company into English or any other language.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the “Commission”).  Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

SECTION 4.11.         Lists of Owners.

Promptly upon written request by the Company, the Depositary shall furnish the Company with a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the transfer books of the Depositary.

SECTION 4.12.         Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or other governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes and governmental charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them, respectively.

The Depositary shall use its reasonable commercial efforts to establish and maintain arrangements that assist Holders and Beneficial Owners in claiming any refunds, credits, exemption or reduction in withholding tax or other benefits (pursuant to treaty or otherwise) relating to distributions on the ADSs. In particular, the Depositary will use reasonable efforts to follow the procedures established by the French tax authorities including the immediate application of reduced French withholding tax rates to eligible U.S. Owners.  For U.S. Owners that are not eligible for the immediate application of reduced French withholding tax rates but still may be eligible for a refund of French withholding tax, the Depositary will provide such U.S. Owners with the appropriate French tax forms, documentation and instructions for completing such forms, which shall be provided by the Company to the Depositary, and shall advise such U.S. Owners to return such forms to it properly completed and executed.  Upon receipt of such forms properly completed and executed by U.S. resident Owners, the Depositary shall promptly cause them to be filed with the competent French tax authorities, and upon receipt of any resulting remittance, the Depositary shall distribute to the Owners entitled thereto, as soon as practicable, the proceeds thereof in Dollars. The Depositary shall provide such cooperation in establishing and maintaining any such arrangements as the Company may reasonably request and shall provide the Company with copies of any filings made by the Depositary with the relevant tax authorities in connection with the establishment or maintenance of such arrangements.

SECTION 4.13.         Limitations on Distributions.

Notwithstanding the provisions of Sections 4.01, 4.02, 4.03 and 4.04, the Depositary shall make no distribution in respect of any distribution (in cash, securities, other property or Shares) with respect to Deposited Securities received by it to any Owner of a Receipt specifically designated on the books of the Depositary as not being entitled, by reason of the date of issuance or otherwise, to the distribution received by the Depositary. The Depositary shall have no obligation to make any such designation on its books with respect to any Receipts except to the extent it has received specific instructions from the Company to do so with respect to such Receipts.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY.

SECTION 5.01.         Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary or its agent shall maintain, at a designated transfer office (the "Transfer Office") facilities for the execution, delivery and surrender of Receipts in accordance with the provisions of this Deposit Agreement and a register for the registration, registration of transfer, combination and split-up of Receipts which, in the case of Direct Registration ADRs, shall include the Direct Registration System. Such register shall at all reasonable times be open for inspection by the Owners and the Company; provided, however, that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the issuance and cancellation books, at any time or from time to time, when it deems expedient in connection with the performance of its duties hereunder or when reasonably requested by the Company solely in order to enable the Company to comply with applicable law.

SECTION 5.02.         Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall incur any liability, if by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, The Republic of France or any other country, or of any governmental or regulatory authority or stock exchange or market or automated quotation system, or by reason of any provision, present or future, of the statuts of the Company or the Deposited Securities, or by reason of any act of God or war or terrorism, nationalization or other circumstances beyond their control, the Depositary or the Company or any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed (including, without limitation, voting pursuant to Section 4.08 hereof); nor shall the Depositary or the Company or any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) incur any liability by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or the ADRs. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, or pursuant to Section 4.13, such distribution or offering is not made available to certain Owners, then the Depositary shall not be responsible for the failure to make such distribution or offering or for allowing any rights to lapse upon the terms of this Deposit Agreement.

SECTION 5.03.          Obligations of the Depositary, the Custodian and the Company.

The Company, its directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement to Owners or holders of Receipts, except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without gross negligence or bad faith.

The Depositary, its directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement to any Owners or holders of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without gross negligence or bad faith.

Neither the Company nor any of its directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts which in their respective opinions may involve them in expense or liability, unless indemnity satisfactory to them against all expenses and liabilities is furnished to them as often as may be reasonably required.

Neither the Depositary nor any of its directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or the Receipts, and the Custodians shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodians being solely to the Depositary.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be liable for any action or nonaction by them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by them in good faith to be competent to give such advice or information.  Each of the Depositary, the Company and their respective directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) may rely and shall be protected in acting upon any written notice, request, direction, instruction or other document believed by such person to be genuine and to have been signed or presented by the proper party or parties.

The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast (provided that any such action or nonaction is in good faith) or for the effect of any such vote.

The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under Section 5.09 of this Deposit Agreement. For further information about the general sale and/or purchase of securities see https://www.adr.com.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. Notwithstanding anything to the contrary contained in this Deposit Agreement (including the ADRs), subject to the penultimate sentence of this Section 5.03, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located. The Depositary shall be under no obligation to inform Owners or any other holders of an interest in any ADSs about the requirements of French law, rules or regulations or any changes therein or thereto. The Depositary may rely upon instructions from the Company or the Depositary's counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs, in each case pursuant to applicable law including without limitation U.S. federal securities laws. Notwithstanding anything to the contrary set forth in this Deposit Agreement or an ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Owner or Owners, any ADR or ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. None of the Depositary, the Custodian or the Company shall be liable for the failure by any Owner or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owner's or beneficial owner's income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Owners and beneficial owners on account of their ownership of the ADRs or ADSs. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, or for the failure or timeliness of any notice from the Company.

By holding an ADS or an interest therein, Owners and holders of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has agreed to indemnify the Depositary and its agents under certain circumstances. Neither the Depositary nor any of its agents shall be liable to Owners or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04.          Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by 150 days prior written notice of such removal, which shall become effective upon the later to occur of (i) the 150th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; however, such predecessor, upon payment of all sums due to it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than its rights to indemnification and fees owing, each of which shall survive any such removal or resignation), shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation bank or trust company into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all its American depositary receipt business, shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05.          The Custodians.

Each Custodian or its successors, which shall be an accredited intermediary acting through a specified office located in France, in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. The Depositary reserves the right to add, replace or remove a Custodian. The Depositary will give prompt notice of any such action, which will be advance notice if practicable.  Any Custodian may resign from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall be an accredited intermediary acting through a specified office located in France, and each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians, which shall be an accredited intermediary acting through a specified office located in France, and each of which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary, any Custodian shall transfer such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute custodian or additional custodians.  Each such substitute or additional custodian shall deliver to the Depositary forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

SECTION 5.06.          Notices and Reports.

On or before the first date on which the Company makes any communication available to holders of Deposited Securities or any securities regulatory authority or stock exchange, by publication or otherwise, including without limitation a notice of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary or Custodians a copy of such communication in English in the form given or to be given to holders of Shares or other Deposited Securities, or with an English translation or summary.

Without limiting the generality of the foregoing, the Company shall furnish to the Depositary, or otherwise make publicly available, in English annual reports (including audited consolidated financial statements), semi-annual reports (including unaudited interim consolidated financial statements), and summaries in English of notices of shareholders’ meetings and other reports and communications that are made generally available by the Company to holders of Deposited Securities.

If requested in writing by the Company, the Depositary will arrange for the distribution of one or more of the above-referenced reports and summaries to all Owners.  The Company will timely provide the Depositary with such quantity of such reports and summaries as shall be requested by the Depositary from time to time in order for the Depositary to effect such distributions.

SECTION 5.07.          Issuance or Deposit of Additional Shares, etc.

The Company agrees that in the event of any issuance by the Company or a company controlling, controlled by or under common control with the Company of (1) additional Shares (other than general Share dividends), (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares or (4) rights to subscribe for any such securities, the Company will promptly notify the Depositary of such issuance and, upon written request, furnish to the Depositary, as promptly as practicable, legal opinions, in forms and from counsels reasonably acceptable to the Depositary, which may be internal counsel to the Company, dealing with such issues requested by the Depositary, including without limitation a written opinion in form reasonably satisfactory to the Depositary from U.S. counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the distribution requires a Registration Statement under the Securities Act to be in effect prior to making such distribution available to Owners entitled thereto, and dealing with such other issues as reasonably requested by the Depositary.  If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such distribution.

The Company agrees with the Depositary that neither the Company nor any company controlling, controlled by or under common control with the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any company controlling, controlled by or under common control with the Company, except under circumstances complying in all respects with the Securities Act of 1933.

Nothing in this Section 5.07 or elsewhere in this Deposit Agreement shall create any obligation on the part of the Company or the Depositary to file a registration statement in respect of any such securities or rights.

SECTION 5.08.          Indemnification.

Except as provided in the penultimate paragraph of this Section 5.08, the Company agrees to indemnify the Depositary, each Custodian and their respective directors, officers, employees, agents and, other than in the case of the Custodian, affiliates against, and defend and hold each of them harmless from, any loss, liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted in connection with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, officers, employees, and agents, except for any liability or expense arising out of the negligence or bad faith of the Depositary or its directors, officers, employees, agents or affiliates acting in their capacities as such hereunder or (ii) by the Company or any of its agents (other than the Depositary), directors, officers, employees and affiliates.  Any person seeking indemnification hereunder shall notify the Company of the commencement of any indemnifiable action or claim promptly after any such person becomes aware of such commencement and shall consult in good faith with the Company as to the conduct of the defense of such action or claim (including the compromise or settlement thereof).

The indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing by the Depositary and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

Except as provided in the next succeeding paragraph or in Section 5.03 hereof, the Depositary agrees to indemnify the Company and its directors, officers and employees, acting in their capacities as such hereunder against, and affiliates acting for and on behalf of the Company to perform its functions under this Deposit Agreement (other than, in the case of affiliates, in their capacity, if any, as Owners or holders of Receipts hereunder) and defend for and hold each of them harmless from, any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by them to the extent such liability is due to the negligence or bad faith of the Depositary or the Custodian (subject to the limitations provided for in Section 5.03 hereof) in connection with acts performed or omitted by the Depositary or the Custodian pursuant to this Deposit Agreement.

Any person seeking indemnification hereunder shall notify the Depositary of the commencement of any indemnifiable action or claim promptly after any such person becomes aware of such commencement and shall consult in good faith with the Depositary as to the conduct of the defense of such action or claim (including the compromise or settlement thereof). No indemnified person shall compromise or settle any indemnifiable action without the prior written consent of the indemnifying person, which consent shall not be unreasonably withheld or delayed, unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such indemnifying party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnified party (without indemnification hereunder by the indemnifying party) seeking such compromise or settlement.

Notwithstanding any other provision of this Deposit Agreement or the Receipts to the contrary, neither the Company nor the Depositary, nor any of their agents shall be liable to the other for any indirect, special, punitive or consequential damages (including, without limitation, lost profits but excluding legal fees and expenses) of any form incurred by any of them or any other person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

SECTION 5.09.          Charges of Depositary.

The Depositary may charge, and collect from, (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of distributions of shares, rights and other securities and/or property, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of distributions of shares, rights and other securities and/or property prior to such deposit to pay such charge. The following additional charges shall be incurred by the Owners, by any party depositing or withdrawing Shares or by any party surrendering ADSs, to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to Article 4 of this Deposit Agreement, whichever is applicable (i) a fee of U.S.$0.05 or less per ADS for any cash distribution made pursuant to this Deposit Agreement, (ii) a fee of U.S.$1.50 per ADR or ADRs for transfers made pursuant to Section 2.04 hereof, (iii) a fee for the distribution or sale of securities pursuant to Article 4 hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this Section 5.09 treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Owners entitled thereto, (iv) an aggregate fee of U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Owners as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions), and (v) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Owners in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Owners as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions). The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Owners or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Owners delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Owners), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Owners withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), and (iv) in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. (“JPMorgan”) shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion. JPMorgan and/or its agent may act as principal for such conversion of foreign currency. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. For further details see https://www.adr.com.

The Depositary anticipates providing the Company with amounts to cover, among other things, certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time.  The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

SECTION 5.10.          Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.11.          List of Restricted Securities Owners.

From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities, and the Company shall update such list on a regular basis.  The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such list or update of such list, and shall not be liable for any action or omission made in reliance thereon.

SECTION 5.12.          Exclusivity.

Subject to the provisions of Section 5.04, the Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as JPMorgan Chase Bank, N.A. is acting as Depositary hereunder.

SECTION 5.13.          Depositary’s Agents.

The Depositary may perform its obligations under this Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed, subject to Section 5.03 of this Deposit Agreement.

ARTICLE 6.

AMENDMENT AND TERMINATION.

SECTION 6.01.          Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended or supplemented by agreement in writing between the Company and the Depositary without the consent of the Owners in any respect which they may deem necessary or desirable.  Any amendment or supplement which shall impose or increase any fees or charges (other than taxes and other governmental charges, transfer or registration fees, cable, telex, or facsimile transmission costs, deliver costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective, if such Owner shall have been given such notice, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to prejudice any substantial rights of Owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Owners identifies a means for Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary).

SECTION 6.02.          Termination.

The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 150 days after the Depositary shall have delivered to the Company a written notice of its resignation, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. The Depositary shall mail notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. On and after the date of termination, each Owner shall, upon (i) surrender of each of its Receipts at the Depositary's Transfer Office, (ii) payment of the fees of the Depositary for the surrender of Receipts provided herein and (iii) payment of any applicable taxes and governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipts.  If any Receipts shall remain outstanding after the date of termination, the Depositary and its agents thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement and the ADRs, except that the Depositary shall continue to receive and hold (or sell) dividends and other distributions pertaining to Deposited Securities, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and/or the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).

At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in a segregated account and without liability for interest, for the pro rata benefit of the Owners which have not theretofore surrendered their Receipts.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement and the ADRs, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except for any of its prior obligations under Section 5.08 hereof.).  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof and its agents.

ARTICLE 7.

MISCELLANEOUS.

SECTION 7.01.    Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be open to inspection at the offices of the Depositary and the Custodian by any Owner during business hours.

SECTION 7.02.    No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the Company, the Depositary, the Owners, and their respective successors hereunder and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person. The Owners and beneficial owners of ADRs from time to time shall be parties to this Deposit Agreement and shall be bound by all of the provisions hereof.

SECTION 7.03.    Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04.    Owners and Holders as Parties; Binding Effect.

The Owners and holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.05.    Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given when first received by it at the following address or facsimile transmission number: TOTAL S.A., 2, c/o TFCS, Attn; Group Treasury, Corporate Finance, 10 Upper Bank Street, 18th Floor, Canary Wharf, London, E14 5BF, United Kingdom, Fax: +44 207 719 7898, or any other address or facsimile transmission number which the Company may specify to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given when first received by it at the following address or facsimile transmission number: JPMorgan Chase Bank, N.A., 4 New York Plaza, Floor 12, New York, New York, 10004, Attention: Depositary Receipts Group, Fax: (212) 552-2614, or any other address or facsimile transmission number which the Depositary may specify to the Company.

Any and all notices to be given to any Owner shall be deemed to have been duly given when first personally delivered or sent by mail, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or received by such Owner. Failure to notify an Owner of any defect in the notification to an Owner shall not affect the sufficiency of notification to other Owners or to the beneficial owners of ADSs held by such other Owners.

Delivery of a notice sent by mail shall be deemed to be effected at the time when a duly addressed letter containing the same is deposited, postage prepaid, in a post office letter box.

SECTION 7.06.    Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.  It is understood that, notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Shares and other Deposited Securities and the obligations and duties of the Company in respect of such holders, as such, shall be governed by the laws of The Republic of France (or, if applicable, such other law as may govern Deposited Securities).

SECTION 7.07.    Compliance With U.S. Securities Law.

Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate United States securities laws, including but not limited to Section I A(1) of the General Instructions to the Registration Statement on Form F-6, as amended from time to time, under the Securities Act of 1933.

SECTION 7.08.    Consent to Jurisdiction; Agent for Service of Process.

The Company irrevocably agrees that any legal suit, action or proceeding against the Company brought by the Depositary or any Owner, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may be instituted in any state or federal court in New York, New York, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company also irrevocably agrees that any legal suit, action or proceeding against the Depositary brought by the Company, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York. The Company has appointed Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, New York, as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based on this Deposit Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in New York, New York by the Depositary or any Owner, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Authorized Agent (whether or not the appointment of such Authorized Agent shall for any reason prove to be ineffective or such Authorized Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.05 hereof. The Company agrees that the failure of the Authorized Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. If, for any reason, the Authorized Agent named above or its successor shall no longer serve as agent of the Company to receive service of process in New York, the Company shall promptly appoint a successor that is a legal entity with offices in New York, New York, so as to serve and will promptly advise the Depositary thereof. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed. Notwithstanding the foregoing, any action based on this Deposit Agreement may be instituted by the Depositary in any competent court in France and/or the United States.

By holding an ADS or an interest therein, Owners and beneficial owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter be entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or other matter under or arising out of or in connection with the Shares or Deposited Securities, the ADSs, the ADRs or this Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement

SECTION 7.09.    Waiver of Jury Trial.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

SECTION 7.10.    Appointment.

Each Owner and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of this Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of this Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

SECTION 7.11.    Amendment and Restatement of Old Deposit Agreement.

The Deposit Agreement amends and restates the Old Deposit Agreement in its entirety to consist exclusively of the Deposit Agreement, and each Old Receipt is hereby deemed amended and restated to substantially conform to the form of ADR set forth in Exhibit A annexed hereto, except that, to the extent any portion of such amendment and restatement would prejudice any substantial existing right of Owners of Old Receipts, such portion shall not become effective as to such Owners with respect to such Old Receipts until 30 days after such Owners shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such Owners of notice of such amendment and restatement which notice contains a provision whereby such Owners can receive a copy of the form of ADR.

IN WITNESS WHEREOF, TOTAL S.A. and JPMORGAN CHASE BANK, N.A. have duly executed this agreement as of the day and year first set forth above and all Owners and holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

TOTAL S.A.

By:	/s/ Humbert de Wendel
Name: Humbert de Wendel
Title: Treasurer

JPMORGAN CHASE BANK, N.A.

By:	/s/ Gregory A. Levendis
Name: Gregory A. Levendis
Title: Executive Director

EXHIBIT A TO
DEPOSIT AGREEMENT

No.

_______________________

(Each American Depositary
Share represents one Share)

AMERICAN DEPOSITARY RECEIPTS

Evidencing

AMERICAN DEPOSITARY SHARES

Representing

DEPOSITED SHARES OF

TOTAL S.A.

(Organized under the laws of The Republic of France)

JPMorgan Chase Bank, N.A. as Depositary (the “Depositary”), hereby certifies that __________________________ is the registered owner of _____________ American Depositary Shares (“American Depositary Shares”), representing deposited shares, nominal value 2.50 Euros per share (“Shares”), of TOTAL S.A., a société anonyme organized under the laws of The Republic of France (the ”Company”).  At the date hereof, each American Depositary Share represents one Share (or evidence of rights to receive one Share) either deposited or subject to deposit under the Deposit Agreement (hereinafter defined).  The Depositary's Transfer Office is currently located at 4 New York Plaza, Floor 12, New York, New York, 10004.

(1)       The Deposit Agreement. This American Depositary Receipt is one of an issue (the “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of November 12, 2014 (as it may be further amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof and hereof.  The Deposit Agreement sets forth the rights and obligations of holders in whose name a Receipt is registered on the books of the Depositary (“Owners”), and of holders of Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of, or in lieu of, such Shares and held thereunder (such Shares, securities, property and cash are herein called the “Deposited Securities”).  Copies of the Deposit Agreement and the Company's statuts are on file at the Transfer Office of the Depositary in The City of New York and the offices of the Custodians and at any other designated transfer offices.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement. The Deposit Agreement and this Receipt are governed by the laws of the State of New York.

The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2)       Surrender of Receipts and Withdrawals of Shares. Upon surrender at the Transfer Office of the Depositary of (i) a certificated ADR in form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities for the cancellation of Receipts and subject to the terms and conditions of the Deposit Agreement, the Company's statuts and the Deposited Securities, the Owner hereof shall be entitled to the transfer of the Deposited Securities at, or to the extent in dematerialized form from, the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this Receipt, provided that the Depositary may deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities, including ADSs which were issued under Section 2.09 of the Deposit Agreement but for which Shares may not have been received (until such ADSs are actually deposited, "Pre-released Shares") only if all the conditions in Section 2.09 of the Deposit Agreement related to such Pre-Release are satisfied. At the request, risk and expense of the Owner hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by such Owner. The Depositary will not accept for surrender a Receipt representing fewer than one whole American Depositary Share or integral multiples thereof (subject to appropriate proportional adjustment in the event of a stock split, reclassification or other similar event).  Such transfer shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary requires, the owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be transferred to or upon the written order of any person designated in such order (a "Withdrawal Order").  Thereupon the Depositary shall, in its discretion, effect the transfer of, or direct one (or more) of the Custodians, subject to Sections 2.06, 3.01 and 3.02 of the Deposit Agreement, and to the other terms and conditions of the Deposit Agreement, to effect the transfer of, the amount of Deposited Securities evidenced by such Receipt. Directions from the Depositary to the Custodian to deliver Deposited Securities shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of the Owner, by cable, telex or facsimile transmission. Delivery of Deposited Securities may be made by the delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Owner or as ordered by such Owner in any Withdrawal Order) or by such other means as the Depositary may deem practicable, including, without limitation, by transfer of record ownership thereof to an account designated in the Withdrawal Order maintained either by the Company or an accredited intermediary, such as a bank, acting as a registrar for the Deposited Securities.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the Deposited Securities evidenced by such Receipt to the Depositary for delivery at the Transfer Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

(3)       Transfer of Receipts; Combination and Split-up of Receipts. The Depositary, subject to the terms and conditions of the Deposit Agreement, including payment of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement, shall register transfers on its transfer books from time to time of Receipts, upon surrender, by the Owner in person or by a duly authorized attorney, of any Receipt properly endorsed (in the case of Receipts in certificated form) or accompanied by proper instruments of transfer, and duly stamped, as may be required by the laws of the State of New York and of the United States of America.  Thereupon, the Depositary shall execute a new Receipt or Receipts representing the same aggregate number of American Depositary Shares as were evidenced by the Receipts surrendered and deliver the same to or upon the order of the person entitled thereto but only upon payment to the Depositary of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as were evidenced by the Receipt or Receipts surrendered.

The Depositary shall ensure that it has on hand at all times a sufficient supply of Receipts to meet the demands for transfer.

The Depositary, at its expense, may appoint one or more co-transfer agents approved by the Company, for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or holders of Receipts or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

As a condition precedent to the issue, execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presenter of the Receipt or the depositor of the Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement, including, without limitation, Section 7.07 thereof.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended and the transfer of Receipts may be refused or the registration of transfer, split-up or combination of outstanding Receipts may be suspended, generally or in particular instances, during any period when the transfer books of the Depositary or any register for Deposited Securities are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason subject to Section 7.07 of the Deposit Agreement.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) any other circumstances specifically contemplated by Section IA(1) of the General Instructions to the Registration Statement on Form F-6, as amended from time to time, under the Securities Act of 1933.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or rights required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or rights.

(4)       Filing Proofs, Certificates, and Other Information. Any person presenting Shares for deposit or any Owner may be required from time to time to file such proof of citizenship, residence, exchange control approval or such information relating to beneficial ownership of any securities, the registration of the Shares presented for deposit on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares), compliance with applicable law, regulations, provisions of or governing Deposited Securities and the terms of the Deposit Agreement and this Receipt, or such other information as the Depositary may deem necessary or proper, and to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company reasonably may require by written request to the Depositary or any Custodian.  The Depositary may withhold the delivery or registration of transfer of any Receipt, the distribution of any dividend or other distribution or sale of rights or of the proceeds thereof, or the delivery of any Deposited Securities until such proof or other information is filed, such certificates are executed or such representations and warranties are made pertaining to such Receipt.   The Depositary shall provide the Company, at the Company's request and in a timely manner, with copies of any information or other material which it receives pursuant to this paragraph (4).

No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in The Republic of France, if any, which is then performing the function of the regulation of currency exchange.

(5)       Liability of Owner for Taxes. If any tax or other governmental charge (including any penalties and/or interest) shall become payable with respect to this Receipt or any Deposited Securities evidenced by this Receipt, or any distribution thereon, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary and by holding or having held this Receipt the Owner and all prior Owners hereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination of this Receipt or any withdrawal of Deposited Securities evidenced hereby until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities or may, after attempting by reasonable means to notify such Owner, sell for the account of the Owner hereof by public or private sale any part or all of the Deposited Securities evidenced by this Receipt, and may apply such deduction or the proceeds of any such sale to payment of such tax or other governmental charge, the Owner hereof remaining liable for any deficiency, and the Depositary shall reduce the number of ADSs evidenced by such Owner’s ADRs to reflect any such sales of Shares. Each Owner of this Receipt or an interest herein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

(6)       Warranties on Deposit of Shares. Every person depositing Shares under the Deposit Agreement, including every person depositing Shares on behalf of an Owner of Shares, shall be deemed thereby to represent and warrant that (a) such Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid and non-assessable, and legally obtained by such person, and that the person making such deposit is duly authorized so to do, (b) all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised, and (c) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim. Every such person, including every person depositing Shares on behalf of an Owner of Shares, shall also be deemed to represent that such Shares are not Restricted Securities.  Such representations and warranties shall survive the deposit of such Shares and issuance of Receipts therefor.

(7)       Charges of Depositary. The Depositary may charge, and collect from, (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of distributions of shares, rights and other securities and/or property, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of distributions of shares, rights and other securities and/or property prior to such deposit to pay such charge. The following additional charges shall be incurred by the Owners, by any party depositing or withdrawing Shares or by any party surrendering ADSs, to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to Article 4 of the Deposit Agreement, whichever is applicable (i) a fee of U.S.$0.05 or less per ADS for any cash distribution made pursuant to the Deposit Agreement, (ii) a fee of U.S.$1.50 per ADR or ADRs for transfers made pursuant to Section 2.04 of the Deposit Agreement, (iii) a fee for the distribution or sale of securities pursuant to Article 4 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (7) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Owners entitled thereto, (iv) an aggregate fee of U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Owners as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions), and (v) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Owners in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Owners as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions). The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Owners or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Owners delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Owners), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Owners withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), and (iv) in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. (“JPMorgan”) shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion. JPMorgan and/or its agent may act as principal for such conversion of foreign currency. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. For further details see https://www.adr.com.

The Depositary anticipates providing the Company with amounts to cover, among other things, certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time.  The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

(8)       Pre-Release of Receipts.

The Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, (i) execute and deliver Receipts prior to the receipt of shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release"). The Depositary may receive Receipts in lieu of Shares under (i) above (which ADSs will promptly be canceled by the Depositary upon receipt by the Depositary) and receive Shares in lieu of ADSs under (ii) above, in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the shares or Receipts to be remitted, as the case may be, (ii) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (iii) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (iv) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other marketable securities as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above); provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may change such limit for purposes of general application. The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release transactions with any one person on a case-by-case basis as the Depositary deems appropriate, provided that such limits do not result in Pre-Release transactions that exceed the limits set forth in the Deposit Agreement. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above, but not the earnings thereon, shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

(9)       Title to Receipts. Title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt shall have been transferred on the books of the Depositary, as provided in Section 2.04 of the Deposit Agreement, the Depositary, notwithstanding any notice to the contrary, may treat the Owner of this Receipt as the absolute Owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of an ADR, unless such holder is the Owner thereof.

Notwithstanding anything in the Deposit Agreement or in this Receipt to the contrary, ADSs shall be evidenced by Direct Registration ADRs, unless certificated ADRs are specifically requested by the Owner.

Owners shall be bound by the terms and conditions of the Deposit Agreement and of the ADRs, regardless of whether their ADRs are Direct Registration ADRs or certificated ADRs.

(10)     Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of such Registrar.

(11)     Dividends and Distributions. Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, after any necessary conversion of such distribution into Dollars pursuant to Section 4.06 of the Deposit Agreement and after fixing a record date pursuant to Section 4.07 of the Deposit Agreement, promptly distribute to the extent practicable the amount thus received to the Owners as of such record date in proportion to the number of American Depositary Shares held by them on an averaged or other practicable basis, subject to such distribution being impermissible or impracticable with respect to certain Owners; provided, however, that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of any amounts withheld or requested to be withheld by the Company, the Custodian or the Depositary from any such distribution on account of (i) taxes or other governmental charges or (ii) charges of the Depositary in the conversion of foreign currency into Dollars pursuant to Section 4.06 of the Deposit Agreement and any other charges of the Depositary pursuant to Section 5.09 of the Deposit Agreement. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be withheld without liability and dealt with by the Depositary in accordance with its then current practices.  The Company or its agent will remit to the appropriate governmental agency in The Republic of France all amounts withheld and owing to such agency.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and either the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under any applicable tax treaties for the Owners of Receipts.

Subject to the provisions of Sections 4.12 and 5.09 of the Deposit Agreement, whenever the Depositary shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall to the extent practicable cause the securities or property received by it to be distributed to the Owners as of the record date fixed pursuant to Section 4.07 of the Deposit Agreement in proportion to the number of American Depositary Shares held by them in any manner that the Depositary, after prior consultation with the Company if practicable, may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among such Owners, or if for any other reason (including, but limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders) the Depositary reasonably deems such distribution not to be feasible, the Depositary may, after consultation with the Company if practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution (including, but not limited to, the public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to such Owners as in the case of a distribution received in cash.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, including pursuant to any program under which Owners may elect to receive cash or Shares, the Depositary may, upon prior consultation with and approval of the Company, and shall if the Company shall so request, distribute additional Receipts evidencing whole American Depositary Shares representing the amount of Shares received as such dividend or free distribution, and distribute to the Owners as of the record date fixed pursuant to Section 4.07 of the Deposit Agreement, in proportion to the number of American Depositary Shares held by them as of such date, additional American Depositary Shares evidenced by one or more Receipts, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of Receipts evidencing American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.12 of the Deposit Agreement and the payment of fees of the Depositary as provided in Section 5.09 of the Deposit Agreement.  In any case involving fractional American Depositary Shares, the Depositary shall sell the amount of shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.  If additional American Depositary Shares are not so distributed or sold, each American Depositary Share shall thenceforth also represent the additional Shares distributed with respect to the Deposited Securities represented thereby.  Except as otherwise provided in Section 4.03 of the Deposit Agreement, the Company and the Depositary will not offer Shares to Owners unless a registration statement is in effect with respect to the securities represented by such Shares under the Securities Act of 1933, or the offer and sale of such Shares to Owners are exempt from registration under the provisions of such Act.  Nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement in respect of any Shares. The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the Deposit Agreement. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under Section 5.09 of the Deposit Agreement. For further information about the general sale and/or purchase of securities see https://www.adr.com.

Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Owners. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Owners, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Owners. The Depositary shall make such elective distribution available to Owners only if (i) the Company shall have timely requested that the elective distribution is available to Owners, (ii) the Depositary shall have determined that such distribution is reasonably practicable (provided that the Depositary shall consult with the Company if practicable in case of any determination to the contrary) and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07 of the Deposit Agreement including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Company. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Owners, on the basis of the same determination as is made by the Company in respect of shareholders in France for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares. If the above conditions are satisfied, the Depositary shall establish a record date and establish procedures to enable Owners to elect the receipt of the proposed dividend in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. Nothing herein shall obligate the Depositary to make available to Owners a method to receive the elective dividend in Shares (rather than ADSs). There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

(12)     Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners, including the distribution of warrants or other instruments therefor in such form as it deems appropriate, or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners.  If, by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If, at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to certain Owners but not to other Owners, (i) the Depositary shall distribute to any Owner with respect to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate and (ii) in respect of Owners to whom the Depositary determines the distribution not to be lawful or feasible, the Depositary shall use reasonable efforts to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by such Owners and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners upon an averaged or other practical basis without regard to any distinctions among such Owners resulting from exchange restrictions, the date of delivery of any Receipt or otherwise. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or to any Owner in particular. If an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable in respect of American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) the Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares or other securities to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase such Shares or other securities, and the Company shall cause the Shares or other securities so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver to such Owner Restricted Receipts.

Except as otherwise provided in Section 4.04 of the Deposit Agreement, the Company and the Depositary will not offer rights to Owners unless a registration statement is in effect with respect to the securities represented by such rights under the Securities Act of 1933, or the offer and sale of such rights or securities to Owners are exempt from registration under the provisions of such Act.

Nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement in respect of any rights or the securities to be received upon exercise of such rights.

There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights.

(13)     Limitations on Distributions. Notwithstanding the provisions of Sections 4.01, 4.02, 4.03 and 4.04 of the Deposit Agreement, the Depositary shall make no distribution in respect of any distribution (in cash, securities, other property or Shares) with respect to Deposited Securities received by it to any Owner of a Receipt specifically designated on the books of the Depositary as not being entitled, by reason of the date of issuance or otherwise, to the distribution received by the Depositary. The Depositary shall have no obligation to make any such designation on its books with respect to any Receipts except to the extent it has received specific instructions from the Company to do so with respect to such Receipts.

(14)     Conversion of Foreign Currency. Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed, net of any expenses incurred by the Depositary in connection with the conversion of currency pursuant to Section 4.06 of the Deposit Agreement, to the Owners entitled thereto as of the record date fixed pursuant to Section 4.07 of the Deposit Agreement in accordance with Sections 4.01, 4.02, 4.03 and 4.04 of the Deposit Agreement.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners resulting from exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem desirable, to the extent such approval or license is obtainable at a reasonable cost and within a reasonable time; provided, however, that the Company shall not be obligated to make any such filings.

If at any time the Depositary shall determine that in its judgment the conversion of any foreign currency received by the Depositary and/or the transfer and distribution of proceeds of such conversion received by the Depositary is not practical or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and/or distribution is denied, or not obtainable at a reasonable cost, within a reasonable period or otherwise sought, the Depositary shall, in its sole discretion but subject to applicable laws and regulations, either (i) distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to the Owners entitled to receive such foreign currency, or (ii) hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

(15)       Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes, at the Company's election, a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities or whenever required for purposes under Section 5.09 of the Deposit Agreement or elsewhere under the Deposit Agreement, the Depositary shall promptly fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company) after consultation with the Company if such date is to be different from the payment date established by the Company in respect of the Shares, for the determination of the Owners who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof or that shall otherwise be obligated to the Depositary in respect of matters under the Deposit Agreement, and shall give instructions for the exercise of voting rights at any such meeting, to give or withhold such consents, to receive such notice or solicitation or to otherwise take action or for fixing the date on or after which each American Depositary Share will represent the changed number of Shares, subject to the terms and conditions of the Deposit Agreement.

(16)       Voting of Shares. Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, send to the Owners (a) such information as is contained in the notice of such meeting and any solicitation material sent by the Company to the Depositary pursuant to Section 5.06 of the Deposit Agreement, (b) a statement that the Owners of Receipts as of the close of business on a record date established by the Depositary pursuant to Section 4.07 of the Deposit Agreement will be entitled, subject to any applicable provisions of French law, the statuts of the Company and the Deposited Securities (which provisions, if any, including any applicable provisions relating to double voting rights, shall be summarized in writing by the Company and then summarized in pertinent part in such statement), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Owner's American Depositary Shares, (c) summaries prepared by the Company in English of any materials or other documents provided by the Company for the purpose of enabling such owner to exercise such voting rights and (d) a statement as to the manner in which such instructions may be given to the Depositary (including, without limitation, any blocking requirements), including a statement as to the manner in which Shares with respect to which the Depositary does not receive properly completed voting instructions or receives a blank proxy will be voted, and setting forth the date established by the Depositary for the receipt of such instructions (the “Receipt Date”).

In accordance with French Company law and the statuts of the Company, effective December 14, 1994, Shares that have been registered in the name of the same holder for at least two years will be entitled to double voting rights.  Similarly, effective December 14, 1994, American Depositary Shares that have been held by the same Owner for two years or more and representing Shares held in registered form for two years or more will be entitled to double voting rights.  No other American Depositary Shares will be entitled to double voting rights.  Therefore, in order to be eligible for double voting rights, each holder of American Depositary Shares must (i) request that the Depositary hold Shares in registered form as provided in Section 2.02 of the Deposit Agreement and (ii) hold Receipts in registered form (i.e., registered in the name of such holder in the books of the Depositary). All American Depositary Shares will represent Shares in bearer form unless the holder notifies the Depositary that it requests Shares in registered form.  For purposes of determining whether American Depositary Shares are entitled to double voting rights, upon a sale or other disposition of American Depositary Shares by an Owner, unless otherwise specified by such Owner, the Depositary shall presume that the most recently registered American Depositary Shares are being sold or otherwise disposed of by such Owner. Voting rights may be exercised only in respect of one whole American Depositary Share or integral multiples thereof (subject to appropriate proportional adjustment in the event of a stock split, reclassification or other similar event).

Upon actual receipt by the ADR Department of the Depositary of properly completed voting instructions, of an Owner on such record date in the manner and on or before the time established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under any applicable provisions of French law, the statuts of the Company and the Deposited Securities, to vote or cause to be voted the Deposited Securities in accordance with such instructions.  The Depositary shall not itself exercise any voting discretion in respect of any Deposited Securities. If the Depositary timely receives a signed voting instruction card from an Owner which fails to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Owner's ADSs on one or more matters at a meeting, to the extent not prohibited by applicable law, rule or regulation, such voting instruction card shall constitute a procuration en blanc and shall be counted as a vote in favor of resolutions approved by the Board of Directors. Deposited Securities represented by ADSs for which an executed voting instruction card was not timely received by the Depositary shall not be voted.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Receipt Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

The Depositary will take no action to impair the ability of the Custodian to vote the number of Shares (including the Shares held by the Depositary in registered form which may be entitled to double voting rights) necessary to carry out the instructions of all Owners under the Deposit Agreement.

Notwithstanding anything in the Deposit Agreement to the contrary, the Depositary and the Company may modify or amend the above voting procedures or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with French or United States law or the Company’s By-Laws.

Notwithstanding anything contained in the Deposit Agreement or this Receipt, at the Company's written instruction, the Depositary will in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Voting instructions will not be deemed received until such time as the ADR Department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A., as Depositary, prior to such time.

(17)     Reports; Inspection of Transfer Books. The Depositary shall make available for inspection by Owners at its Transfer Office any reports and written communications, including any proxy solicitation material, received from the Company which are both (a) received by the Custodian or its nominee as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to the owners copies of such reports and communications (or English translations or summaries thereof) when furnished by the Company pursuant to Section 5.06 of the Deposit Agreement. Any such reports and communications, including any such proxy solicitation material, furnished to the Depositary by the Company will be furnished in French, unless the Company determines in its discretion to furnish such materials or any of them in English. The Depositary shall have no obligation to translate any documents provided by, for or on behalf of the Company into English or any other language.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the “Commission”).  Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

(18)     Changes Affecting Deposited Securities. Subject to Sections 2.06 and 3.02 of the Deposit Agreement, the Depositary may, in its discretion, and shall if requested by the Company, amend the form of ADR or distribute additional or amended ADRs (with or without calling the ADRs for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any share distribution or distribution of other securities or property not distributed to Owners or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend the form of ADR or make a distribution to Owners to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by the ADRs shall automatically represent its pro rata interest in the Deposited Securities as then constituted. Promptly upon the occurrence of any of the aforementioned changes affecting Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company's expense, to Owners in accordance with the provisions of the Deposit Agreement. Upon receipt of such instruction, the Depositary shall give notice to the Owners in accordance with the terms of the Deposit Agreement, as soon as reasonably practicable.

SECTION 5.01.    Maintenance of Office and Transfer Books by the Depositary.

Until termination of the Deposit Agreement in accordance with its terms, the Depositary or its agent shall maintain, at a designated transfer office (the "Transfer Office") facilities for the execution, delivery and surrender of Receipts in accordance with the provisions of the Deposit Agreement and a register for the registration, registration of transfer, combination and split-up of Receipts which, in the case of Direct Registration ADRs, shall include the Direct Registration System. Such register shall at all reasonable times be open for inspection by the Owners and the Company; provided, however, that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

The Depositary may close the issuance and cancellation books, at any time or from time to time, when it deems expedient in connection with the performance of its duties under the Deposit Agreement or when reasonably requested by the Company solely in order to enable the Company to comply with applicable law.

(19)       Withholding. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or other governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes and governmental charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them, respectively.

The Depositary shall use its reasonable commercial efforts to establish and maintain arrangements that assist Holders and Beneficial Owners in claiming any refunds, credits, exemption or reduction in withholding tax or other benefits (pursuant to treaty or otherwise) relating to distributions on the ADSs. In particular, the Depositary will use reasonable efforts to follow the procedures established by the French tax authorities including the immediate application of reduced French withholding tax rates to eligible U.S. Owners.  For U.S. Owners that are not eligible for the immediate application of reduced French withholding tax rates but still may be eligible for a refund of French withholding tax, the Depositary will provide such U.S. Owners with the appropriate French tax forms, documentation and instructions for completing such forms, which shall be provided by the Company to the Depositary, and shall advise such U.S. Owners to return such forms to it properly completed and executed.  Upon receipt of such forms properly completed and executed by U.S. resident Owners, the Depositary shall promptly cause them to be filed with the competent French tax authorities, and upon receipt of any resulting remittance, the Depositary shall distribute to the Owners entitled thereto, as soon as practicable, the proceeds thereof in Dollars. The Depositary shall provide such cooperation in establishing and maintaining any such arrangements as the Company may reasonably request and shall provide the Company with copies of any filings made by the Depositary with the relevant tax authorities in connection with the establishment or maintenance of such arrangements.

(20)       Liability of the Company and the Depositary. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall incur any liability, if by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, The Republic of France or any other country, or of any governmental or regulatory authority or stock exchange or market or automated quotation system, or by reason of any provision, present or future, of the statuts of the Company or the Deposited Securities, or by reason of any act of God or war or terrorism, nationalization or other circumstances beyond their control, the Depositary or the Company or any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed (including, without limitation, voting pursuant to Section 4.08 of the Deposit Agreement); nor shall the Depositary or the Company or any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) incur any liability by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or the ADRs. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or pursuant to Section 4.13 of the Deposit Agreement, such distribution or offering is not made available to certain Owners, then the Depositary shall not be responsible for the failure to make such distribution or offering or for allowing any rights to lapse upon the terms of the Deposit Agreement.

The Company, its directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) assume no obligation nor shall any of them be subject to any liability under the Deposit Agreement to Owners or holders of Receipts, except that the Company agrees to perform its obligations specifically set forth in the Deposit Agreement without gross negligence or bad faith.

The Depositary, its directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) assume no obligation nor shall any of them be subject to any liability under the Deposit Agreement to any Owners or holders of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without gross negligence or bad faith.

Neither the Company nor any of its directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts which in their respective opinions may involve them in expense or liability, unless indemnity satisfactory to them against all expenses and liabilities is furnished to them as often as may be reasonably required.

Neither the Depositary nor any of its directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or the Receipts, and the Custodians shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodians being solely to the Depositary.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be liable for any action or nonaction by them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by them in good faith to be competent to give such advice or information.  Each of the Depositary, the Company and their respective directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) may rely and shall be protected in acting upon any written notice, request, direction, instruction or other document believed by such person to be genuine and to have been signed or presented by the proper party or parties.

The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast (provided that any such action or nonaction is in good faith) or for the effect of any such vote.

The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the Deposit Agreement. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under Section 5.09 of the Deposit Agreement. For further information about the general sale and/or purchase of securities see https://www.adr.com.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the ADRs), subject to the penultimate sentence of Section 5.03 of the Deposit Agreement, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located. The Depositary shall be under no obligation to inform Owners or any other holders of an interest in any ADSs about the requirements of French law, rules or regulations or any changes therein or thereto. The Depositary may rely upon instructions from the Company or the Depositary's counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs, in each case pursuant to applicable law including without limitation U.S. federal securities laws. Notwithstanding anything to the contrary set forth in the Deposit Agreement or an ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Owner or Owners, any ADR or ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. None of the Depositary, the Custodian or the Company shall be liable for the failure by any Owner or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owner's or beneficial owner's income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Owners and beneficial owners on account of their ownership of the ADRs or ADSs. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, or for the failure or timeliness of any notice from the Company.

By holding an ADS or an interest therein, Owners and holders of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Deposit Agreement or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The Company has agreed to indemnify the Depositary and its agents under certain circumstances. Neither the Depositary nor any of its agents shall be liable to Owners or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

(21)       Indemnification of the Depositary and the Company. Except as provided in the penultimate paragraph of Section 5.08 of the Deposit Agreement, the Company agrees to indemnify the Depositary, each Custodian and their respective directors, officers, employees, agents and, other than in the case of the Custodian, affiliates against, and defend and hold each of them harmless from, any loss, liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted in connection with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, officers, employees, and agents, except for any liability or expense arising out of the negligence or bad faith of the Depositary or its directors, officers, employees, agents or affiliates acting in their capacities as such under the Deposit Agreement or (ii) by the Company or any of its agents (other than the Depositary), directors, officers, employees and affiliates.  Any person seeking indemnification hereunder shall notify the Company of the commencement of any indemnifiable action or claim promptly after any such person becomes aware of such commencement and shall consult in good faith with the Company as to the conduct of the defense of such action or claim (including the compromise or settlement thereof).

The indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing by the Depositary and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

Except as provided in the next succeeding paragraph or in Section 5.03 of the Deposit Agreement, the Depositary agrees to indemnify the Company and its directors, officers and employees, acting in their capacities as such under the Deposit Agreement against, and affiliates acting for and on behalf of the Company to perform its functions under the Deposit Agreement (other than, in the case of affiliates, in their capacity, if any, as Owners or holders of Receipts under the Deposit Agreement) and defend for and hold each of them harmless from, any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by them to the extent such liability is due to the negligence or bad faith of the Depositary or the Custodian (subject to the limitations provided for in Section 5.03 of the Deposit Agreement) in connection with acts performed or omitted by the Depositary or the Custodian pursuant to the Deposit Agreement.

Any person seeking indemnification hereunder shall notify the Depositary of the commencement of any indemnifiable action or claim promptly after any such person becomes aware of such commencement and shall consult in good faith with the Depositary as to the conduct of the defense of such action or claim (including the compromise or settlement thereof). No indemnified person shall compromise or settle any indemnifiable action without the prior written consent of the indemnifying person, which consent shall not be unreasonably withheld or delayed, unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such indemnifying party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnified party (without indemnification hereunder by the indemnifying party) seeking such compromise or settlement.

Notwithstanding any other provision of the Deposit Agreement or the Receipts to the contrary, neither the Company nor the Depositary, nor any of their agents shall be liable to the other for any indirect, special, punitive or consequential damages (including, without limitation, lost profits but excluding legal fees and expenses) of any form incurred by any of them or any other person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

The obligations set forth in this paragraph (21) shall survive the termination of the Deposit Agreement and the succession or substitution of any indemnified person.

(22)       Resignation and Removal of the Depositary; Substitution and Addition of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

The Depositary may at any time be removed by the Company by 150 days prior written notice of such removal, which shall become effective upon the later to occur of (i) the 150th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

In case at any time the Depositary acting under the Deposit Agreement shall resign or be removed, the Company shall use its best efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; however, such predecessor, upon payment of all sums due to it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement (other than its rights to indemnification and fees owing, each of which shall survive any such removal or resignation), shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation bank or trust company into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all its American depositary receipt business, shall be the successor of the Depositary without the execution or filing of any document or any further act.

(23)       Amendment of the Deposit Agreement and Receipts. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by agreement in writing between the Company and the Depositary without the consent of the Owners in any respect which they may deem necessary or desirable.  Any amendment or supplement which shall impose or increase any fees or charges (other than taxes and other governmental charges, transfer or registration fees, cable, telex, or facsimile transmission costs, deliver costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective, if such Owner shall have been given such notice, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to prejudice any substantial rights of Owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Owners identifies a means for Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary).

(24)       Termination of the Deposit Agreement. The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 150 days after the Depositary shall have delivered to the Company a written notice of its resignation, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. The Depositary shall mail notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. On and after the date of termination, each Owner shall, upon (i) surrender of each of its Receipts at the Depositary's Transfer Office, (ii) payment of the fees of the Depositary for the surrender of Receipts provided herein and (iii) payment of any applicable taxes and governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipts.  If any Receipts shall remain outstanding after the date of termination, the Depositary and its agents thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement and the ADRs, except that the Depositary shall continue to receive and hold (or sell) dividends and other distributions pertaining to Deposited Securities, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and/or the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).

At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, in a segregated account and without liability for interest, for the pro rata benefit of the Owners which have not theretofore surrendered their Receipts.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement and the ADRs, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for any of its prior obligations under Section 5.08 of the Deposit Agreement.).  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement and its agents.

(25)       Compliance with U.S. Securities Law. Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary will not exercise any rights they each have under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate U.S. securities laws, including but not limited to Section I A(1) of the General Instructions to the Registration Statement of Form F-6, as amended from time to time, under the Securities Act of 1933.

(26)       Uncertificated American Depositary Shares; DTC Direct Registration System. Notwithstanding anything to the contrary in the Deposit Agreement:

(a)       American Depositary Shares may be evidenced by certificated ADRs or Direct Registration ADRs.  The form of Receipt annexed as Exhibit A to the Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated ADRs.  Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated ADRs, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated ADRs.

(b)       Direct Registration ADRs shall be transferable as uncertificated registered securities under the laws of New York.

(c)       The Depositary shall have a duty to register a transfer, in the case of uncertificated ADRs, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (e)(ii) below). At the request of an Owner, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

(d)       Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(e)       (i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated ADRs upon acceptance thereof to DRS by The Depository Trust Company, or its successor (“DTC”). DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated ADRs, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of ADRs, to direct the Depositary to register a transfer of those ADRs to DTC or its nominee and to deliver those ADRs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

(27)       Waiver of Jury Trial. EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED THEREIN, OR THE BREACH THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

(28)       Appointment. Each Owner and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.